EXHIBIT 99.1

Lakeland Bancorp Announces Quarterly and Year-End 2023 Earnings

OAK RIDGE, N.J., Jan. 25, 2024 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $20.1 million and earnings per diluted share ("EPS") of $0.30 for the three months ended December 31, 2023, compared to net income of $33.6 million and diluted EPS of $0.51 for the fourth quarter of 2022. For the fourth quarter of 2023, annualized return on average assets was 0.73%, annualized return on average common equity was 6.97% and annualized return on average tangible common equity was 9.23%.

For the year ended December 31, 2023, the Company reported net income of $84.7 million, a 21% decrease compared to $107.4 million for 2022, resulting in return on average assets of 0.78%, return on average common equity of 7.48%, and return on average tangible common equity of 9.94% for 2023. For 2023, the Company reported diluted EPS of $1.29 compared to diluted EPS of $1.63 for 2022.

The current year results include a $30.9 million decrease in net interest income, a decrease in noninterest income of $3.0 million, and an increase in provision for credit losses of $4.5 million offset in part by a decrease in non-interest expenses of $5.2 million. Fourth quarter 2023 results were negatively impacted by a $16.3 million, or 20%, decrease in net interest income and a $4.7 million increase in the provision for credit losses partially offset by a $2.4 million decrease in non-interest expenses compared to the fourth quarter of 2022.

Thomas Shara, Lakeland Bancorp’s President and CEO commented on the yearly financial results: "Despite a challenging economic environment in 2023, we are very pleased with our continued loan growth of 6% and our continued stellar asset quality as loan charge-offs for the year were negligible. Our deposit base was resilient throughout the banking crisis which speaks to our core deposit customer focus. I want to thank all of the Lakeland associates for their incredible contributions and unwavering customer support during this uncertain period."

Regarding the announced merger with Provident Financial Services, Inc. ("Provident Financial"), Mr. Shara continued, "We are actively engaged in discussions with our regulators concerning the merger. Both Provident Financial and Lakeland have agreed to extend the merger deadline to March 31, 2024, to allow additional time to obtain the necessary regulatory approvals. We look forward to closing the transaction as soon as possible following the receipt of the approvals."

Full Year 2023 Highlights

  Loans grew $477.8 million or 6% during the year with commercial real estate loans increasing $263.0 million, or 5%, and residential mortgages increasing $220.2 million, or 29%.
  Net interest margin for 2023 decreased 47 basis points to 2.77% compared to 2022 due primarily to the increase in the market rate environment and the resulting movement of customers from lower rate interest-bearing transaction accounts to higher rate time deposits.
  The provision for credit losses of $13.1 million for the year ended December 31, 2023 increased $4.5 million from $8.5 million for 2022. The Company recorded a charge-off of $6.6 million for subordinated debt securities issued by Signature Bank which failed in first quarter of 2023.

Net Interest Margin and Net Interest Income

Net interest margin for the three months and year ended December 31, 2023 declined from previous periods as a result of an increase in the cost of interest-bearing liabilities partially offset by an increase in the yields of interest-earning assets driven by the increase in market interest rates. The increasing rate environment also has resulted in a change to customers' banking behaviors causing them to move funds from lower yielding interest-bearing transaction accounts to higher yielding time deposits.

Net interest income for the fourth quarter of 2023 of $65.3 million decreased $16.3 million compared to the fourth quarter of 2022. Net interest income of $281.7 million for the year ended December 31, 2023 decreased from $312.6 million for 2022, a decline of $30.9 million, or 10%.

Net interest margin for the fourth quarter of 2023 of 2.52% decreased 76 basis points compared to the fourth quarter of 2022 and declined 16 basis points compared to the third quarter of 2023. Net interest margin for the full year of 2023 of 2.77% decreased 47 basis points compared to 3.24% for 2022.

The yield on interest-earning assets for the fourth quarter of 2023 was 4.93% compared to 4.31% for the fourth quarter of 2022 and 4.86% for the third quarter of 2023. The yield on interest-earning assets for 2023 was 4.77% compared to 3.77% for 2022 resulting primarily from an increase in the yields on interest-earning assets.

The cost of interest-bearing liabilities increased in the fourth quarter of 2023 to 3.25% compared to 1.50% for the fourth quarter of 2022 and 2.96% for the third quarter of 2023. The cost of interest-bearing liabilities for the year ended December 31, 2023 was 2.74% compared to 0.80% during the same period in 2022.

Noninterest Income

Noninterest income decreased $237,000 to $6.8 million for the fourth quarter of 2023 from $7.0 million for the fourth quarter of 2022. Commissions and fees in the fourth quarter of 2023 decreased $537,000 compared to the same period in 2022 due primarily to decreases in investment commission income. Gain on sales of loans in the fourth quarter of 2023 increased $236,000. Gain on equity securities increased from $11,000 in fourth quarter 2022 to $391,000 in fourth quarter 2023.

For the year ended December 31, 2023, noninterest income decreased $3.0 million to $25.1 million compared to 2022. Gains on sales of loans decreased from $2.8 million in 2022 to $1.5 million in 2023 resulting from lower sale volume of residential mortgages. Service charges on deposit accounts decreased $646,000 compared to 2022 due primarily to decreases in interchange income as a result of the provisions of the Durbin amendment which became effective for Lakeland in the third quarter of 2023. Commissions and fees in 2023 decreased $1.9 million compared to 2022 due to decreases in investment commission income and commercial loan fees. Income on bank owned life insurance decreased $530,000 due primarily to death benefits received during 2022. Offsetting these decreases in noninterest income was an increase in gain (loss) on equity securities which increased to a gain of $110,000 in 2023 from a loss of $1.3 million in 2022.

Noninterest Expense

Noninterest expense totaled $43.0 million for the fourth quarter of 2023, a decrease of $2.4 million compared to the fourth quarter of 2022. Compensation and employee benefit expense in the fourth quarter of 2023 decreased $1.8 million, or 7%, compared to the fourth quarter of 2022 as a result of a decline in headcount related to the anticipated merger with Provident Financial. Data processing expense increased $486,000 due primarily to credits received from service providers in the fourth quarter of 2022. FDIC insurance costs increased $660,000 in the fourth quarter of 2023 from $690,000 in the fourth quarter of 2022 relating to Lakeland's asset size exceeding $10 billion. In the fourth quarter of 2023, merger-related costs included $129,000 for the proposed merger with Provident Financial, compared to $533,000 in the fourth quarter of 2022.

For the year ended December 31, 2023, noninterest expense decreased $5.2 million to $183.0 million compared to $188.2 million for 2022 due primarily to merger-related expenses of $864,000 for 2023 compared to $8.6 million in 2022. Merger-related expenses in 2022 included $4.6 million related to the Company's acquisition of 1st Constitution Bancorp, as well as $4.0 million related to the anticipated transaction with Provident Financial. Data processing expense increased from $6.2 million to $7.6 million for the same reason noted in the quarterly comparison.

Income Tax Expense

The effective tax rate for the fourth quarter of 2023 was 26.1% compared to 27.1% for the fourth quarter of 2022. The effective tax rate for 2023 and 2022 was 23.5% and 25.4%, respectively. The effective tax rate declined from 2022 to 2023 as a result in a decline in pretax income and the resulting increase of tax advantaged items as a percent of pretax income.

Financial Condition

At December 31, 2023, total assets were $11.14 billion, an increase of $354.7 million, or 3%, compared to December 31, 2022. For the year ended December 31, 2023, total loans increased $477.8 million to $8.34 billion, while investment securities decreased $184.5 million to $1.85 billion. On the funding side, total deposits increased $13.8 million, while borrowings increased $285.8 million to $1.23 billion for the year ended December 31, 2023. At December 31, 2023, total loans as a percent of total deposits was 97.2%.

Asset Quality

At December 31, 2023, non-performing assets increased to $26.0 million, 0.23% of total assets, compared to $17.4 million, 0.16% of total assets, at December 31, 2022. Non-performing assets increased $12.5 million from the linked quarter as a result of one construction loan totaling $12.7 million being placed in non-accrual late in fourth quarter. Non-accrual loans as a percent of total loans increased to 0.31% at December 31, 2023 compared to 0.22% at December 31, 2022. At December 31, 2023, the allowance for credit losses was $77.2 million, 0.92% of total loans compared to $70.3 million, 0.89% of total loans, at December 31, 2022. In the fourth quarter of 2023, the Company had net charge-offs of $242,000, or 0.01% of average loans, annualized, compared to net charge-offs of $79,000, or 0.00% of average loans, annualized, for the same period in 2022. Provision for credit losses on loans for the fourth quarter of 2023 was a provision of $2.2 million compared to a provision of $1.5 million in the fourth quarter of 2022. There was no provision for credit losses on investments for the fourth quarter of 2023 compared to a benefit of $3.9 million for the same period in 2022.

Capital

At December 31, 2023, stockholders' equity increased 5% to $1.2 billion as compared to $1.1 billion at December 31, 2022. Lakeland Bancorp remains above regulatory “well capitalized” standards, with a Tier 1 leverage ratio of 9.27% at December 31, 2023. Book value per common share and tangible book value per common share were $17.98 and $13.69, respectively, compared to $17.09 and $12.76 at December 31, 2022 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). On January 23, 2024, the Company declared a quarterly cash dividend of $0.145 per share to be paid on February 15, 2024, to shareholders of record as of February 5, 2024.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; credit risks of the Company’s lending and leasing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $11.14 billion in total assets at December 31, 2023. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except per share amounts)	2023	2022	2023	2022
Income Statement
Net interest income	$65,308	$81,640	$281,681	$312,615
(Provision) benefit for credit losses	(1,950)	2,760	(13,052)	(8,514)
Gain on sales of loans	505	269	1,513	2,765
Gain (loss) on equity securities	391	11	110	(1,302)
Other noninterest income	5,890	6,743	23,515	26,636
Merger-related expenses	(129)	(533)	(864)	(8,606)
Other noninterest expense	(42,864)	(44,837)	(182,110)	(179,602)
Pretax income	27,151	46,053	110,793	143,992
Provision for income taxes	(7,083)	(12,476)	(26,053)	(36,623)
Net income	$20,068	$33,577	$84,740	$107,369

Basic earnings per common share	$0.31	$0.51	$1.29	$1.64
Diluted earnings per common share	$0.30	$0.51	$1.29	$1.63
Dividends paid per common share	$0.145	$0.145	$0.580	$0.570
Weighted average shares - basic	65,064	64,854	65,039	64,624
Weighted average shares - diluted	65,258	65,222	65,217	64,918

Selected Operating Ratios
Annualized return on average assets	0.73%	1.26%	0.78%	1.04%
Annualized return on average common equity	6.97%	12.19%	7.48%	9.80%
Annualized return on average tangible common equity (1)	9.23%	16.42%	9.94%	13.17%
Annualized yield on interest-earning assets	4.93%	4.31%	4.77%	3.77%
Annualized cost of interest-bearing liabilities	3.25%	1.50%	2.74%	0.80%
Annualized net interest spread	1.68%	2.81%	2.03%	2.97%
Annualized net interest margin	2.52%	3.28%	2.77%	3.24%
Efficiency ratio (1)	58.45%	49.67%	58.38%	51.79%
Stockholders' equity to total assets			10.50%	10.28%
Book value per common share			$17.98	$17.09
Tangible book value per common share (1)			$13.69	$12.76
Tangible common equity to tangible assets (1)			8.20%	7.88%

Asset Quality Ratios			December 31, 2023	December 31, 2022
Ratio of allowance for credit losses on loans to total loans			0.92%	0.89%
Non-performing loans to total loans			0.31%	0.22%
Non-performing assets to total assets			0.23%	0.16%
Net charge-offs to average loans			—%	0.10%
(1) See Supplemental Information - Non-GAAP Financial Measures

Selected Balance Sheet Data at Period End			2023	2022
Loans			$8,343,861	$7,866,050
Allowance for credit losses on loans			77,163	70,264
Investment securities			1,852,873	2,037,386
Total assets			11,138,567	10,783,840
Total deposits			8,581,238	8,567,471
Short-term borrowings			714,152	728,797
Other borrowings			519,705	219,264
Stockholders' equity			1,169,369	1,108,587

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Selected Average Balance Sheet Data
Loans	$8,304,747	$7,729,510	$8,094,267	$7,376,839
Investment securities	1,955,407	2,145,252	2,037,915	2,128,870
Interest-earning assets	10,354,079	9,923,173	10,234,821	9,694,234
Total assets	10,963,641	10,534,884	10,837,396	10,307,245
Noninterest-bearing demand deposits	1,829,996	2,240,197	1,918,633	2,267,867
Savings deposits	699,199	1,001,870	803,762	1,094,399
Interest-bearing transaction accounts	4,229,019	4,389,672	4,140,942	4,373,830
Time deposits	1,926,436	1,100,911	1,724,672	922,935
Total deposits	8,684,650	8,732,650	8,588,009	8,659,031
Short-term borrowings	423,629	311,875	649,551	197,557
Other borrowings	519,635	219,202	298,379	218,811
Total interest-bearing liabilities	7,797,918	7,023,530	7,617,306	6,807,532
Stockholders' equity	1,142,031	1,092,720	1,132,656	1,095,861

Lakeland Bancorp, Inc. Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2023	2022	2023	2022
Interest Income
Loans and fees	$114,678	$95,295	$432,038	$325,001
Federal funds sold and interest-bearing deposits with banks	1,293	449	5,309	1,295
Taxable investment securities and other	11,905	10,769	47,476	35,352
Tax exempt investment securities	1,450	1,666	6,215	5,895
Total Interest Income	129,326	108,179	491,038	367,543
Interest Expense
Deposits	52,175	21,767	163,095	44,253
Federal funds purchased and securities sold under agreements to repurchase	5,791	2,771	33,564	3,658
Other borrowings	6,052	2,001	12,698	7,017
Total Interest Expense	64,018	26,539	209,357	54,928
Net Interest Income	65,308	81,640	281,681	312,615
Provision (benefit) for credit losses	1,950	(2,760)	13,052	8,514
Net Interest Income after Provision (Benefit) for Credit Losses	63,358	84,400	268,629	304,101
Noninterest Income
Service charges on deposit accounts	2,710	2,840	10,339	10,985
Commissions and fees	1,706	2,243	7,225	9,116
Income on bank owned life insurance	837	862	3,450	3,980
Gain (loss) on equity securities	391	11	110	(1,302)
Gain on sales of loans	505	269	1,513	2,765
Swap income	482	466	1,596	1,576
Other income	155	332	905	979
Total Noninterest Income	6,786	7,023	25,138	28,099
Noninterest Expense
Compensation and employee benefits	25,137	26,914	108,874	108,167
Premises and equipment	7,447	7,657	31,304	30,882
FDIC insurance	1,350	690	5,294	2,724
Data processing	1,744	1,258	7,563	6,238
Merger-related expenses	129	533	864	8,606
Other operating expenses	7,186	8,318	29,075	31,591
Total Noninterest Expense	42,993	45,370	182,974	188,208
Income before provision for income taxes	27,151	46,053	110,793	143,992
Provision for income taxes	7,083	12,476	26,053	36,623
Net Income	$20,068	$33,577	$84,740	$107,369
Per Share of Common Stock
Basic earnings	$0.31	$0.51	$1.29	$1.64
Diluted earnings	$0.30	$0.51	$1.29	$1.63
Dividends	$0.145	$0.145	$0.580	$0.570

Lakeland Bancorp, Inc. Consolidated Balance Sheets

(dollars in thousands)	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$293,366	$223,299
Interest-bearing deposits due from banks	27,289	12,651
Total cash and cash equivalents	320,655	235,950
Investment securities available for sale, at estimated fair value (allowance for credit losses of $0 at December 31, 2023 and $310 at December 31, 2022)	946,282	1,054,312
Investment securities held to maturity (estimated fair value of $702,563 at December 31, 2023 and $760,455 at December 31, 2022, allowance for credit losses of $146 at December 31, 2023 and $107 at December 31, 2022)	836,377	923,308
Equity securities, at fair value	17,697	17,283
Federal Home Loan Bank and other membership stocks, at cost	52,517	42,483
Loans held for sale	664	536
Loans, net of deferred fees	8,343,861	7,866,050
Less: Allowance for credit losses	77,163	70,264
Net loans	8,266,698	7,795,786
Premises and equipment, net	52,846	55,429
Operating lease right-of-use assets	16,008	20,052
Accrued interest receivable	37,508	33,374
Goodwill	271,829	271,829
Other identifiable intangible assets	7,058	9,088
Bank owned life insurance	159,862	156,985
Other assets	152,566	167,425
Total Assets	$11,138,567	$10,783,840
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,781,619	$2,113,289
Savings and interest-bearing transaction accounts	4,832,171	5,246,005
Time deposits $250 thousand and under	1,458,640	901,505
Time deposits over $250 thousand	508,808	306,672
Total deposits	8,581,238	8,567,471
Federal funds purchased and securities sold under agreements to repurchase	714,152	728,797
Other borrowings	325,000	25,000
Subordinated debentures	194,705	194,264
Operating lease liabilities	16,891	21,449
Other liabilities	137,212	138,272
Total Liabilities	9,969,198	9,675,253
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,161,310 shares and outstanding 65,030,275 shares at December 31, 2023 and issued 65,002,738 shares and outstanding 64,871,703 shares at December 31, 2022	858,857	855,425
Retained earnings	376,044	329,375
Treasury shares, at cost, 131,035 shares at December 31, 2023 and December 31, 2022	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(64,080)	(74,761)
Total Stockholders' Equity	1,169,369	1,108,587
Total Liabilities and Stockholders' Equity	$11,138,567	$10,783,840

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Income Statement
Net interest income	$65,308	$68,906	$71,542	$75,925	$81,640
(Provision) benefit for credit losses	(1,950)	(1,262)	(1,947)	(7,893)	2,760
Gain on sales of loans	505	349	229	430	269
Gain (loss) on equity securities	391	(294)	(135)	148	11
Other noninterest income	5,890	5,363	6,575	5,687	6,743
Merger-related expenses	(129)	(198)	(242)	(295)	(533)
Other noninterest expense	(42,864)	(44,170)	(46,766)	(48,310)	(44,837)
Pretax income	27,151	28,694	29,256	25,692	46,053
Provision for income taxes	(7,083)	(6,455)	(6,628)	(5,887)	(12,476)
Net income	$20,068	$22,239	$22,628	$19,805	$33,577

Basic earnings per common share	$0.31	$0.34	$0.34	$0.30	$0.51
Diluted earnings per common share	$0.30	$0.34	$0.34	$0.30	$0.51
Dividends paid per common share	$0.145	$0.145	$0.145	$0.145	$0.145
Dividends paid	$9,521	$9,521	$9,529	$9,500	$9,505
Weighted average shares - basic	65,064	65,064	65,059	64,966	64,854
Weighted average shares - diluted	65,258	65,222	65,173	65,228	65,222

Selected Operating Ratios
Annualized return on average assets	0.73%	0.81%	0.84%	0.75%	1.26%
Annualized return on average common equity	6.97%	7.76%	8.03%	7.17%	12.19%
Annualized return on average tangible common equity (1)	9.23%	10.29%	10.67%	9.57%	16.42%
Annualized net interest margin	2.52%	2.68%	2.83%	3.07%	3.28%
Efficiency ratio (1)	58.45%	58.43%	58.82%	57.84%	49.67%
Common stockholders' equity to total assets	10.50%	10.16%	10.38%	10.40%	10.28%
Tangible common equity to tangible assets (1)	8.20%	7.86%	8.02%	8.02%	7.88%
Tier 1 risk-based ratio	11.51%	11.31%	11.43%	11.33%	11.24%
Total risk-based ratio	14.11%	13.87%	14.03%	13.93%	13.83%
Tier 1 leverage ratio	9.27%	9.24%	9.17%	9.13%	9.16%
Common equity tier 1 capital ratio	11.00%	10.80%	10.90%	10.81%	10.71%
Book value per common share	$17.98	$17.46	$17.40	$17.33	$17.09
Tangible book value per common share (1)	$13.69	$13.17	$13.10	$13.01	$12.76

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Selected Balance Sheet Data at Period End
Loans	$8,343,861	$8,294,057	$8,101,287	$7,952,553	$7,866,050
Allowance for credit losses on loans	77,163	75,159	73,965	71,403	70,264
Investment securities	1,852,873	1,860,996	1,938,611	1,994,927	2,037,386
Total assets	11,138,567	11,176,809	10,897,966	10,837,241	10,783,840
Total deposits	8,581,238	8,602,503	8,444,681	8,536,943	8,567,471
Short-term borrowings	714,152	728,769	938,718	813,328	728,797
Other borrowings	519,705	519,596	219,486	219,376	219,264
Stockholders' equity	1,169,369	1,135,627	1,131,702	1,126,580	1,108,587

Loans
Non owner occupied commercial	$2,987,959	$2,980,811	$2,991,124	$2,943,897	$2,906,014
Owner occupied commercial	1,283,221	1,299,977	1,201,049	1,205,635	1,246,189
Multifamily	1,408,905	1,361,628	1,314,255	1,275,771	1,260,814
Non owner occupied residential	213,986	208,560	205,818	210,203	218,026
Commercial, industrial and other	638,507	632,531	594,401	562,287	606,276
Paycheck Protection Program	387	388	389	390	435
Construction	302,745	333,998	354,918	404,994	380,100
Equipment finance	179,171	174,946	173,469	161,889	151,575
Residential mortgages	985,768	956,535	922,109	857,427	765,552
Consumer and home equity	343,212	344,683	343,755	330,060	331,069
Total loans	$8,343,861	$8,294,057	$8,101,287	$7,952,553	$7,866,050

Deposits
Noninterest-bearing	$1,781,619	$1,857,324	$1,866,252	$1,998,590	$2,113,289
Savings and interest-bearing transaction accounts	4,832,171	4,862,246	4,775,184	4,918,041	5,246,005
Time deposits	1,967,448	1,882,933	1,803,245	1,620,312	1,208,177
Total deposits	$8,581,238	$8,602,503	$8,444,681	$8,536,943	$8,567,471

Total loans to total deposits ratio	97.2%	96.4%	95.9%	93.2%	91.8%

Selected Average Balance Sheet Data
Loans	$8,304,747	$8,167,362	$7,999,285	$7,900,426	$7,729,510
Investment securities	1,955,407	2,013,153	2,068,073	2,117,076	2,145,252
Interest-earning assets	10,354,079	10,276,375	10,214,142	10,091,341	9,923,173
Total assets	10,963,641	10,875,553	10,808,261	10,698,807	10,534,884
Noninterest-bearing demand deposits	1,829,996	1,871,516	1,935,776	2,040,070	2,240,197
Savings deposits	699,199	759,232	830,836	928,796	1,001,870
Interest-bearing transaction accounts	4,229,019	4,103,217	4,007,867	4,224,024	4,389,672
Time deposits	1,926,436	1,856,266	1,722,935	1,385,661	1,100,911
Total deposits	8,684,650	8,590,231	8,497,414	8,578,551	8,732,650
Short-term borrowings	423,629	744,582	813,471	617,611	311,875
Other borrowings	519,635	232,573	219,425	219,308	219,202
Total interest-bearing liabilities	7,797,918	7,695,870	7,594,534	7,375,400	7,023,530
Stockholders' equity	1,142,031	1,137,387	1,130,563	1,120,356	1,092,720

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	5.48%	5.42%	5.22%	5.10%	4.84%
Taxable investment securities and other	2.87%	2.84%	2.74%	2.61%	2.41%
Tax-exempt securities	2.49%	2.49%	2.45%	2.41%	2.36%
Federal funds sold and interest-bearing cash accounts	5.46%	5.41%	5.41%	4.00%	3.68%
Total interest-earning assets	4.93%	4.86%	4.71%	4.56%	4.31%
Liabilities
Savings accounts	0.20%	0.24%	0.26%	0.28%	0.29%
Interest-bearing transaction accounts	2.89%	2.60%	2.16%	1.85%	1.46%
Time deposits	4.34%	3.78%	3.39%	2.71%	1.77%
Borrowings	4.91%	5.04%	4.80%	4.46%	3.52%
Total interest-bearing liabilities	3.25%	2.96%	2.59%	2.11%	1.50%
Net interest spread (taxable equivalent basis)	1.68%	1.90%	2.12%	2.45%	2.81%
Annualized net interest margin (taxable equivalent basis)	2.52%	2.68%	2.83%	3.07%	3.28%
Annualized cost of deposits	2.38%	2.08%	1.73%	1.38%	0.99%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$75,159	$73,965	$71,403	$70,264	$68,879
Provision for credit losses on loans	2,246	1,327	2,422	1,213	1,464
Charge-offs	(265)	(217)	(148)	(139)	(138)
Recoveries	23	84	288	65	59
Balance at end of period	$77,163	$75,159	$73,965	$71,403	$70,264
Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$—	$—	$—
Owner occupied commercial	—	—	(6)	—	—
Multifamily	—	—	—	—	—
Non owner occupied residential	—	—	—	—	—
Commercial, industrial and other	(7)	—	(163)	(35)	(24)
Construction	—	—	13	—	—
Equipment finance	83	136	12	46	51
Residential mortgages	128	—	—	—	—
Consumer and home equity	38	(3)	4	63	52
Net (recoveries) charge-offs	$242	$133	$(140)	$74	$79

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Non-Performing Assets
Non owner occupied commercial	$769	$798	$864	$908	$618
Owner occupied commercial	6,849	7,026	8,076	8,757	9,439
Multifamily	1,096	1,106	266	584	—
Non owner occupied residential	—	—	41	—	441
Commercial, industrial and other	401	217	1,737	2,221	2,978
Construction	12,698	—	—	980	980
Equipment financing	518	626	644	379	114
Residential mortgages	2,400	2,319	1,954	1,918	2,011
Consumer and home equity	1,232	1,331	2,486	1,131	781
Total non-accrual loans	25,963	13,423	16,068	16,878	17,362
Total non-performing assets	$25,963	$13,423	$16,068	$16,878	$17,362

Loans past due 90 days or more and still accruing	$—	$—	$—	$—	$—
Loans restructured and still accruing	—	—	—	—	2,640
Ratio of allowance for credit losses on loans to total loans	0.92%	0.91%	0.91%	0.90%	0.89%
Total non-accrual loans to total loans	0.31%	0.16%	0.20%	0.21%	0.22%
Total non-performing assets to total assets	0.23%	0.12%	0.15%	0.16%	0.16%
Annualized net (recoveries) charge-offs to average loans	0.01%	0.01%	(0.01)%	—%	—%

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,169,369	$1,135,627	$1,131,702	$1,126,580	$1,108,587
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	7,058	7,559	8,060	8,572	9,088
Total tangible common stockholders' equity at end of period - Non-GAAP	$890,482	$856,239	$851,813	$846,179	$827,670
Shares outstanding at end of period	65,030	65,030	65,028	65,017	64,872
Book value per share - GAAP	$17.98	$17.46	$17.40	$17.33	$17.09
Tangible book value per share - Non-GAAP	$13.69	$13.17	$13.10	$13.01	$12.76
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$890,482	$856,239	$851,813	$846,179	$827,670
Total assets at end of period - GAAP	$11,138,567	$11,176,809	$10,897,966	$10,837,241	$10,783,840
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	7,058	7,559	8,060	8,572	9,088
Total tangible assets at end of period - Non-GAAP	$10,859,680	$10,897,421	$10,618,077	$10,556,840	$10,502,923
Common equity to assets - GAAP	10.50%	10.16%	10.38%	10.40%	10.28%
Tangible common equity to tangible assets - Non-GAAP	8.20%	7.86%	8.02%	8.02%	7.88%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$20,068	$22,239	$22,628	$19,805	$33,577
Total average common stockholders' equity - GAAP	$1,142,031	$1,137,387	$1,130,563	$1,120,356	$1,092,720
Less: Average goodwill	271,829	271,829	271,829	271,829	271,829
Less: Average other identifiable intangible assets	7,383	7,887	8,353	8,904	9,386
Total average tangible common stockholders' equity - Non-GAAP	$862,819	$857,671	$850,381	$839,623	$811,505
Return on average common stockholders' equity - GAAP	6.97%	7.76%	8.03%	7.17%	12.19%
Return on average tangible common stockholders' equity - Non-GAAP	9.23%	10.29%	10.67%	9.57%	16.42%
Calculation of Efficiency Ratio
Total noninterest expense	$42,993	$44,368	$47,008	$48,605	$45,370
Less:
Amortization of core deposit intangibles	500	501	512	516	581
Merger-related expenses	129	198	242	295	533
Noninterest expense, as adjusted	$42,364	$43,669	$46,254	$47,794	$44,256
Net interest income	$65,308	$68,906	$71,542	$75,925	$81,640
Total noninterest income	6,786	5,418	6,669	6,265	7,023
Total revenue	$72,094	$74,324	$78,211	$82,190	$88,663
Tax-equivalent adjustment on municipal securities	385	408	422	436	443
Total revenue, as adjusted	$72,479	$74,732	$78,633	$82,626	$89,106
Efficiency ratio - Non-GAAP	58.45%	58.43%	58.82%	57.84%	49.67%

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	For the Twelve Months Ended December 31,
(dollars in thousands)	2023	2022
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$84,740	$107,369
Total average common stockholders' equity - GAAP	$1,132,656	$1,095,861
Less: Average goodwill	271,829	270,246
Less: Average other identifiable intangible assets	8,127	10,192
Total average tangible common stockholders' equity - Non-GAAP	$852,700	$815,423
Return on average common stockholders' equity - GAAP	7.48%	9.80%
Return on average tangible common stockholders' equity - Non-GAAP	9.94%	13.17%
Calculation of Efficiency Ratio
Total noninterest expense	$182,974	$188,208
Less:
Amortization of core deposit intangibles	2,029	2,351
Merger-related expenses	864	8,606
Noninterest expense, as adjusted	$180,081	$177,251
Net interest income	$281,681	$312,615
Noninterest income	25,138	28,099
Total revenue	$306,819	$340,714
Tax-equivalent adjustment on municipal securities	1,652	1,567
Total revenue, as adjusted	$308,471	$342,281
Efficiency ratio - Non-GAAP	58.38%	51.79%